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                                                                     Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 23 to the registration statement on Form N-1A (File No. 33-46488) of our report dated July 19, 2002 relating to the financial statements and financial highlights, which appears in the May 31, 2002 Annual Report to the Shareholders of Performance Funds Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Experts" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
March 14, 2003